Exhibit 10.16

[English Translation]

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

This Exclusive Business Cooperation Agreement (this “Agreement”) is entered into in Beijing, the People’s Republic of China (the “PRC” or “China”) on December 9, 2016 by and between:

Party A:	Qufenqi (Ganzhou) Information Technology Co., Ltd.
Address:	Room 402, Building B6, Ganzhou International Enterprise Center, West Side of Huajian North Road and North Side of Xiangjiang Avenue, Ganzhou Economic and Technological Development Zone, Ganzhou City, Jiangxi Province

Party B:	Beijing Happy Time Technology Development Co., Ltd.
Address:	Entrance 1, 12/F, Building 1, 1 Danling Street, Haidian District, Beijing

Party B:	Ganzhou Happy Fenqi Network Service Co., Ltd.
Address:	2/F, Building 25, Standard Workshop I, Ganzhou Technology Incubation Service Center, Intersection of Huangjin Avenue and Jinling Road, Ganzhou Economic and Technological Development Zone, Ganzhou City, Jiangxi Province

Party B:	Ganzhou Happy Fenqi Technology Development Co., Ltd.
Address:	2/F, Building 25, Standard Workshop I, Ganzhou Technology Incubation Service Center, Intersection of Huangjin Avenue and Jinling Road, Ganzhou Economic and Technological Development Zone, Ganzhou City, Jiangxi Province

Party B:	Fuzhou Happy Time Technology Development Co., Ltd.
Address:	2/F-4/F, Building A6, Technology Incubator Base, 198 Jinni Avenue, Jinchao Economic Development Zone, Fuzhou City, Jiangxi Province

Party A and Party B are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS:

1.	Party A is a wholly foreign-owned company registered in China possessing necessary resources in computer software and hardware, network technology, communication technology, technology transfer, technology service and technology consulting;

2.	Each entity of Party B is a domestic limited liability company registered in China;

3.	Party A agrees to utilize its human resource, technology and information advantages to exclusively provide Party B with technology service, technology consulting and other services relating to the production and development of computer software (as further detailed below) during the term hereof, and Party B agrees to accept such service from Party A or its designees in accordance with this Agreement.

NOW, THEREFORE, through mutual consultation, Party A and Party B agree as follows:

1.	Provision of Service By Party A

1.1	In accordance with the terms and conditions of this Agreement, Party B hereby appoints Party A as the exclusive service provider of Party B during the term hereof to provide Party B with overall business support, technology service and consulting service, including all or part of services within the business scope of Party B as decided by Party A from time to time, including, without limitation, research and development and design of computer software and hardware, development of network technology and communication technology; technology transfer, technology consulting, technology service and technology training (“Services”).

1.2	Party B agrees to accept consulting and the Services provided by Party A. Party B further agrees that it shall not accept any consulting and/or services from, or cooperate with, any third party in relation to the matters specified hereunder during the term hereof, unless with the prior written consent of Party A. Party A may designate a third party (such designee may enter into certain agreements described in Article 1.3 hereof with Party B) to provide consulting and/or the Services to Party B hereunder.

1.3	Manner of Provision of Services

1.3.1	Party A and Party B agree that they may enter into other technology service agreements and consulting service agreements directly or through their respective affiliates during the term hereof to provide for the details, manner of provision, personnel and fees of specific technology service and consulting service.

1.3.2	In order to perform this Agreement, Party A and Party B agree that they may enter into an agreement for licensing intellectual property, including, without limitation, software, trademarks, patents and technical know-how, directly or through their respective affiliates during the term hereof to allow Party B’s use of Party A’s relevant intellectual property in accordance with Party B’s business requirements.

1.3.3	In order to perform this Agreement, Party A and Party B agree that they may enter into an equipment or plant lease directly or through their respective affiliates during the term hereof to allow Party B’s use of Party A’s relevant equipment or plant in accordance with Party B’s business requirements.

1.3.4	Party A may subcontract, at its own discretion, part of the Services for Party B hereunder to a third party.

1.3.5	Party B hereby grants Party A an irrevocable and exclusive call option whereby Party A may acquire, at its own discretion, from Party B all or any part of assets and business to the extent permitted by the laws and regulations of the PRC for the lowest possible price permitted by the laws of the PRC. In such case, the Parties may separately enter into an asset or business transfer agreement to provide for the terms and conditions of such asset transfer.

Exclusive Business Cooperation Agreement

2.	Calculation and Payment of Service Fee, Financial Statements, Audit and Taxes

2.1	The Parties agree that with respect to the Services provided by Party A, Party B shall pay to Party A service fee in an amount equivalent to 100% of its net income (“Service Fee”). The Service Fee shall be paid on a monthly basis. During the term hereof, Party A shall have the right to adjust such Service Fee at its sole discretion without the consent of Party B. Party B shall (a) submit to Party A its management accounts and operational information for each month specifying the net income of Party B for such month (“Monthly Net Income”); (b) pay to Party A 100% of its net income (“Monthly Payment”) within 30 days from the last date of such month. Party A shall issue an invoice for technology service fee to Party B within seven (7) business days from its receipt of such management accounts and operational information. Party B shall pay the invoiced amount within seven (7) business days from its receipt of the invoice. All payments shall be credited to a bank account designated by Party A by remittance or other means acceptable to the Parties. The Parties agree that Party A may change such payment instructions by notice to Party B from time to time.

2.2	Party B shall, within 90 days from the end of each financial year, (a) submit to Party A its audited financial statements for such financial year which shall be audited and certified by an independent certified public accountant approved by Party A; (b) pay to Party A any deficiency in the total amount of the Monthly Payments paid by Party B to Party A for such financial year as indicated by the audited financial statements.

2.3	Party B shall prepare financial statements consistent with the requirements of Party A in accordance with laws and business practices.

2.4	Party B shall allow Party A and/or its designated auditor to audit Party B’s relevant books and records and make copies of such part of books and records as is deemed necessary at the main premises of Party B upon a notice from Party A five (5) business days in advance, so as to verify the accuracy of the amount of income and statements of Party B.

2.5	Each of the Parties hereto shall bear any tax liabilites arising from its performance of this Agreement.

3.	Intellectual Property, Confidentiality and Non-competition

3.1	Party A shall have exclusive and ownership rights and interests in and to all rights, titles, interests and intellectual property rights arising from or created in the performance of this Agreement, including, without limitation, copyrights, patent rights, patent applications, trademarks, software, technical know-how, trade secrets or otherwise, whether developed by Party A or by Party B.

Exclusive Business Cooperation Agreement

3.2	The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of the other Party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors in connection with the transactions contemplated hereby, provided, however, that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this article. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall bear legal liability for breach of this Agreement. This article shall survive the termination of this Agreement for any reason.

3.3	Party B shall not, directly or indirectly, engage in any business other than those permitted by its business license and operating permit or any business competitive with those of Party A within the PRC, including investing in any entity engaging in any business competitive with those of Party A, nor shall it engage in any business other than those consented to by Party A in writing.

3.4	The Parties agree that this article shall continue in effect regardless of whether this Agreement is modified, rescinded or terminated or not.

4.	Representations and Warranties

4.1	Party A represents and warrants that:

4.1.1	It is a company duly registered and validly existing under the laws of the PRC.

4.1.2	It enters and performs this Agreement within the scope of its legal personality and business operations; it has taken requisite corporate actions and been granted appropriate authorization and obtained the consents and approvals of third parties and governmental authorities, and will not violate laws or other restrictions binding upon or affecting it.

4.1.3	This Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2	Party B represents and warrants that:

4.2.1	Each entity of Party B is a company duly registered and validly existing under the laws of the PRC.

4.2.2	Each entity of Party B enters and performs this Agreement within the scope of its legal personality and business operations; each of them has taken requisite corporate actions and been granted appropriate authorization and obtained the consents and approvals of third parties and governmental authorities, and will not violate laws or other restrictions binding upon or affecting it.

Exclusive Business Cooperation Agreement

4.2.3	This Agreement constitutes their respective legal, valid and binding obligations, enforceable against them in accordance with its terms.

5.	Effectiveness and Term

5.1	This Agreement has been entered into as of the date first written above and shall come into force as from such date. This Agreement shall be perpetually valid unless early terminated upon written decision of Party A in accordance with this Agreement or otherwise required in the laws of the PRC.

6.	Termination

6.1	If any Party’s term of operation expires within the term hereof, such Party shall promptly extend its term of operation to the greatest extent permitted by the laws of the PRC in order for this Agreement to continue to be valid and performed. If a Party’s application for extension of term of operation is not approved or consented to by any competent authority, this Agreement shall terminate on the date when such Party’s term of operation expires.

6.2	The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

6.3	Any early termination of this Agreement for any reason shall not release any Party from any obligations hereunder to make payment due prior to such termination, including, without limitation, the Service Fee, or any liability for breach of contract arising prior to such termination. Any payable Service Fee incurred prior to the termination of this Agreement shall be paid to Party A within fifteen (15) business days from such termination.

7.	Governing Law, Dispute Resolution and Change of Laws

7.1	The execution, effectiveness, interpretation, performance, modification and termination of this Agreement and resolution of disputes arising hereunder shall be governed by the laws of the PRC.

7.2	Any dispute arising from the interpretation and performance of this Agreement shall be resolved by the Parties through good-faith consultation. If the Parties fail to agree upon the resolution of a dispute within 30 days from the date of any Party’s request for the resolution of such dispute through consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the Commission’s arbitration rules then in effect. The arbitration shall be held in Beijing and conducted in the Chinese language. The arbitral award shall be final and binding upon the Parties.

7.3	If any dispute arises from the interpretation and performance of this Agreement or any dispute is under arbitration, the Parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement save for the disputed matters.

8.	Liability for Breach of Contract and Indemnification

8.1	If Party B materially breaches any covenant hereunder, Party A shall have the right to terminate this Agreement and/or seek damages from Party B; this Article 8.1 shall not preclude any other rights of Party A hereunder.

8.2	Party B shall in no event have the right to terminate or rescind this Agreement unless otherwise provided for in the laws of the PRC.

8.3	Party B shall indemnify and hold harmless Party A from and against any losses, damages, liabilities or costs incurred due to any litigations, claims or other demands against Party A arising or resulting from its provision of consulting and the Services upon the request of Party B, unless incurred due to any willful misconduct of Party A.

Exclusive Business Cooperation Agreement

9.	Notices

9.1	All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the mailing address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Qufenqi (Ganzhou) Information Technology Co., Ltd.
Address:	Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing
Attention:	Min Luo
Telephone:	86-1851-0412-085

Party B:

Beijing Happy Time Technology Development Co., Ltd.
Address:	Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing
Attention:	Min Luo
Telephone:	86-1851-0412-085

Ganzhou Happy Fenqi Network Service Co., Ltd.
Address:	Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing
Attention:	Min Luo
Telephone:	86-1851-0412-085

Ganzhou Happy Fenqi Technology Development Co., Ltd.
Address:	Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing
Attention:	Min Luo
Telephone:	86-1851-0412-085

Fuzhou Happy Time Technology Development Co., Ltd.
Address:	Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing
Attention:	Min Luo
Telephone:	86-1851-0412-085

Exclusive Business Cooperation Agreement

9.3	Any Party may change its mailing address for notices at any time by giving a notice to the other Party in accordance with this article.

10.	Assignment

10.1	Party B shall not assign its rights and obligations hereunder to any third party without the prior written consent of Party A.

10.2	Party B agrees that Party A may assign its rights and obligations hereunder to any third party by prior written notice to Party B and without obtaining the consent of Party B.

11.	Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect in accordance with any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or prejudiced in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions to the greatest extent permitted by law and expected by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

12.	Amendment and Supplement

Any amendment and supplement to this Agreement shall be in writing. Any amendment agreement and supplementary agreement entered into by the Parties relating to this Agreement shall be an integral part of this Agreement and shall have the same force and effect as this Agreement.

Exclusive Business Cooperation Agreement

13.	Language and Counterparts

This Agreement is executed in five counterparts, with each Party holding one counterpart, all of which shall have equal legal force.

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Exclusive Business Cooperation Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first written above.

Party A: Qufenqi (Ganzhou) Information Technology Co., Ltd. (Affix Company Seal)

(Seal)

By:	/s/ Min Luo
Name:	Min Luo

Party B: Beijing Happy Time Technology Development Co., Ltd. (Affix Company Seal)

(Seal)

By:	/s/ Min Luo
Name:	Min Luo

Party B: Ganzhou Happy Fenqi Network Service Co., Ltd. (Affix Company Seal)

(Seal)

By:	/s/ Min Luo
Name:	Min Luo

Party B: Ganzhou Happy Fenqi Technology Development Co., Ltd. (Affix Company Seal)

(Seal)

By:	/s/ Min Luo
Name:	Min Luo

Party B: Fuzhou Happy Time Technology Development Co., Ltd. (Affix Company Seal)

(Seal)

By:	/s/ Min Luo
Name:	Min Luo

Exclusive Business Cooperation Agreement - Signature Page